Exhibit 99.1

Highpower International Adopts Stockholder Rights Plan

SAN DIEGO, CALIFORNIA and SHENZHEN, China, September 13, 2017 /PRNewswire/ — Highpower International, Inc. (NASDAQ: HPJ) ("Highpower" or the "Company"), a developer, manufacturer, and marketer of lithium ion and nickel-metal hydride (Ni-MH) rechargeable batteries, battery management systems, and a provider of battery recycling, today announced that its Board of Directors approved the adoption of a stockholder rights plan (the “Rights Plan”) and declared a dividend distribution of one right (“Right”) for each outstanding share of common stock. The record date for such dividend distribution is September 21, 2017.

The adoption of the Rights Plan is intended to protect Highpower and its stockholders from the actions of third parties that the Board of Directors determines are not in the best interests of Highpower and its stockholders, and to enable all stockholders to realize the long-term value of their investment in Highpower. The Board of Directors believes that the Rights Plan will ensure that the Board of Directors remains in the best position to discharge its fiduciary duties to Highpower and its stockholders. The Rights Plan is not intended to interfere with any sale, merger, tender or exchange offer or other business combination approved by the Board of Directors. Nor does the Rights Plan prevent the Highpower Board of Directors from considering any offer that it considers to be in the best interest of Highpower’s stockholders.

The Rights Plan is similar to other plans adopted by publicly-held companies. Under the Rights Plan, the rights generally would become exercisable only if a person or group (including a group of persons who are acting in concert with each other) acquires beneficial ownership of 15% or more of Highpower’s common stock in a transaction not approved by Highpower’s Board of Directors. In that situation, each holder of a right (other than the acquiring person or group, whose rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Plan, a number of shares of Highpower common stock having a market value of twice such price. In addition, if Highpower is acquired in a merger or other business combination after an acquiring person acquires 15% or more of Highpower’s common stock, each holder of the right would thereafter have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Plan, a number of shares of common stock of the acquiring person having a market value of twice such price. The acquiring person or group would not be entitled to exercise these Rights. In the Rights Plan, the definition of “beneficial ownership” includes derivative securities.

The Rights Plan expires, without any further action being required to be taken by Highpower’s Board of Directors, on September 12, 2020.

Further details of the Rights Plan will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that Highpower will be filing with the Securities and Exchange Commission (SEC). These filings will be available on the SEC’s web site at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Highpower’s corporate website at www.highpowertech.com

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower's target customers are Fortune 500 companies and top 20 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release which are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are subject to various risks and uncertainties. Words such as “anticipate,” “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “intend,” “likely” and “should” and similar expressions identify forward-looking statements. Forward-looking statements in this document may include, but are not limited to, the statements regarding the anticipated benefits and expected consequences of the Rights Plan that Highpower has adopted. Such forward-looking statements are based upon Highpower’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual events may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the effectiveness of the Rights Plan in (i) preventing a third party from taking advantage of the onset of adverse market conditions or recent and potentially short-term declines in Highpower’s share price to acquire actual or effective control, in the open market or otherwise, of Highpower’s common stock without paying a price that does not reflect Highpower’s intrinsic value or long-term prospects, or (ii) providing the Board with an increased period of time to evaluate the adequacy of an acquisition offer, investigate alternatives, solicit competitive proposals, or take other steps necessary to maximize value for the benefit of all Highpower stockholders. Other potential risk factors include the risk factors discussed under the heading “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and as updated from time to time in other filings with the SEC, which are available at http://www.sec.gov. There may be other factors that may cause actual events to differ materially from the forward-looking statements. All information provided in this release is as of the date hereof and no person undertakes any obligation to update publicly any information for any reason, except as required by law, even as new information becomes available or other events occur in the future. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

CONTACT:

Highpower International, Inc.

Sunny Pan

Chief Financial Officer

Tel: +86-755-8968-6521

Email: ir@highpowertech.com

Yuanmei Ma

Investor Relations Manager

Tel: +1-909-214-2482

Email: ir@highpowertech.com

ICR, Inc.

Rose Zu

Tel: +1-646-931-0303

Email: ir@highpowertech.com